Exhibit 10.43

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of March 30, 2006, by and between KANA SOFTWARE, INC., a Delaware corporation (the “Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 30, 2005 by and between Borrower to Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Business Financing Agreement:

Borrower and Lender desire to amend this Business Financing Agreement whereby Lender will make Additional Loan Advances under the Additional Loan Agreement to Borrower in an aggregate amount of up to $2,000,000.00, provided that the aggregate amount of Additional Loan Advances under the Additional Loan Agreement and Formula Advances and Nonformula Advances under this Agreement must not exceed $8,000,000.00 at any one time.

1) Section 1.1 is amended to restate the following defined terms:

“Additional Loan Agreement” means that certain Business Financing Agreement dated December 29, 2005 by and between Borrower and Lender, as amended from time to time, which provides for Advances of up to $2,000,000.

“Overadvance” means (a) as to the total amount of the Formula Advances plus Nonformula Advances, the amount, if any, that exceeds the Revolving Credit Limit, (b) as to any Formula Advance (i) with respect to any receivable which is not an Eligible Receivable, the entire outstanding amount of such Formula Advance, and (ii) the total amount of the Revolving Advances then outstanding (including amounts deemed Revolving Advances under Sections 2.1(e) and (f)) plus the Letters of Credit Outstanding exceeds the Revolving Credit Limit or the Borrowing Base, and (c) as to the total amount of Formula Advances, Nonformula Advances and Additional Loan Advances, the amount which exceeds $ 8,000,000.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

6. CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon the execution and delivery by Borrower of the Business Financing Modification Agreement dated the even date hereof to the Additional Loan Agreement, and payment of any fees and expenses in connection therewith.

7. COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

KANA SOFTWARE, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ John M. Thompson	By:	/s/ Lee Shodiss
Name:	John Thompson	Name:	Lee Shodiss
Title:	CFO	Title:	SVP

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